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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AETRIUM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OUTSTANDING SHARES
ELECTION OF DIRECTORS
PROPOSAL TO APPROVE THE AETRIUM INCORPORATED 2003 STOCK INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER BENEFITS
Summary Compensation Table
Option Grants in Fiscal Year 2002
Aggregated Option Exercises in Fiscal Year 2002 and 2002 Year-End Option Values
Stock Performance Graph
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG AETRIUM INCORPORATED, NASDAQ MARKET INDEX AND MG GROUP INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SELECTION OF INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER BUSINESS
MISCELLANEOUS

AETRIUM INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2003

     The 2003 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m., local time, on May 21, 2003, for the following purposes:

1.	To elect five (5) persons to serve as directors until the next Annual Meeting or until their respective successors are elected and qualified;

2.	To consider and act upon a proposal to approve the Aetrium Incorporated 2003 Stock Incentive Plan; and

3.	To transact such other business as may properly come before the Annual Meeting.

     The record date for determining the shareholders who are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof, is the close of business on March 31, 2003.

     You are cordially invited to attend the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please be sure you are represented at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed within the United States.

By Order of the Board of Directors

Douglas L. Hemer Chief Administrative Officer and Secretary

April 9, 2003
North St. Paul, Minnesota

AETRIUM INCORPORATED
2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2003

INTRODUCTION

     The 2003 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109, beginning at 4:00 p.m., local time, on May 21, 2003.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. We will pay the costs related to soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

     Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting either by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy is used;

•	submitting a duly executed proxy with a later date to our Secretary; or

•	appearing at the Annual Meeting and voting his or her stock in person.

     Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders, but lack any such specification, will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the nominees for directors listed in this Proxy Statement. Abstention from any proposal set forth in the Notice of Meeting is treated as a vote against such proposal. Broker non-votes on any such proposals (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.

     We expect that this Proxy Statement and the proxy card will be first mailed to shareholders on or about April 9, 2003.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share the same address. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Investor Relations Department, Aetrium Incorporated, 2350 Helen Street, North St. Paul, Minnesota 55109, telephone: (651) 770-2000. Any shareholder who wants to receive separate copies of our Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact us at the above address and phone number.

OUTSTANDING SHARES

     Only record holders of our common stock at the close of business on March 31, 2003 will be entitled to vote at the Annual Meeting. On March 31, 2003, we had 9,477,044 outstanding shares of common stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares (4,738,523 shares) entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of common stock are not entitled to cumulate voting rights.

ELECTION OF DIRECTORS

Nomination

     Our Bylaws provide that the number of directors to constitute our board of directors will be at least one or such other number as may be determined by our board or our shareholders. At our 2002 Annual Meeting, five directors were elected. Our board has determined to nominate the same five directors to be elected at the 2003 Annual Meeting. Directors elected at the 2003 Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

     All of the nominees for directors are currently members of our board and have consented to serve as a director, if elected. The election of each director requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of our outstanding shares is represented either in person or by proxy at the Annual Meeting. Our board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. Our board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting our board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by our board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy card. Alternatively, the proxies may, at our board’s discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. Our board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

     The following table sets forth certain information as of March 1, 2003 which has been furnished to us by the persons who have been nominated by our board to serve as directors for the ensuing year.

			Director
Nominees for Election	Age	Principal Occupation	Since

Joseph C. Levesque	58	Chairman of the Board, President and Chief Executive Officer of Aetrium Incorporated	1986

Darnell L. Boehm	54	Principal of Darnell L. Boehm & Associates	1986

Terrence W. Glarner	59	President of West Concord Ventures, Inc.	1990

Andrew J. Greenshields	65	President of Pathfinder Venture Capital Funds	1986

Douglas L. Hemer	56	Chief Administrative Officer and Secretary of Aetrium Incorporated	1986

Other Information About Nominees

     Joseph C. Levesque has served as our President, Chief Executive Officer and Chairman of our board since 1986. From 1973 to 1986, Mr. Levesque served in various capacities and most recently as Executive Vice President of Micro Component Technology, Inc., a manufacturer of integrated circuit testers and test handlers.

     Darnell L. Boehm served as our Chief Financial Officer and Secretary from 1986 until May 2000, and has served as one of our directors since 1986. From December 1994 until July 1995, Mr. Boehm had also assumed executive management responsibilities for our Poway, California operations. Mr. Boehm is currently the principal of Darnell L. Boehm & Associates, a management consulting firm. Mr. Boehm is also a director of Rochester Medical Corporation, a publicly held company, and Versa Companies, a privately held company. Mr. Boehm serves on the audit and compensation committees of Rochester Medical Corporation, and the Versa Companies board acts as its audit and compensation committees.

     Terrence W. Glarner has served as one of our directors since March 1990. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc. and has been a consultant to North Star Ventures, Inc. and Norwest Venture Capital. Mr. Glarner is also a director of CIMA Labs, Inc., FSI International, Inc., Datakey, Inc. and NVE Corporation, all of which are publicly held companies. Mr. Glarner also serves on the audit and compensation committees of each of these four companies.

     Andrew J. Greenshields served as one of our directors from July 1984 to October 1985, and has continuously served as one of our directors since October 1986. Mr. Greenshields has been President of Pathfinder Venture Capital Funds, an investment company, since September 1980. Mr. Greenshields is also a partner of Pathfinder Partners III, the general partner of Pathfinder Venture Capital Fund III, a Minnesota limited partnership. Pathfinder Venture Capital Funds is also the management company for Pathfinder Venture Capital Fund III. Mr. Greenshields also has been a general partner of Spell Capital Partners since November 1997. Mr. Greenshields is also a director and member of the audit and compensation committees of CNS, Inc., a publicly held company, and a director of Alkota Inc., Voom Technologies, Inc., and Midwest Plastics, Inc., all privately held companies. The Alkota Inc., Voom Technologies, Inc., and Midwest Plastics, Inc. boards act as their own audit and compensation committees.

     Douglas L. Hemer has served as one of our directors since 1986, and has served as our Secretary since May 2000 and as our Chief Administrative Officer since March 2001. He served as our Group Vice President from August 1998 to March 2001, as the President of our Poway, California operations from February 1997 to August 1998 and as our Chief Administrative Officer from May 1996 until February 1997. Mr. Hemer was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP for more than 15 years before joining Aetrium. Mr. Hemer is also a director of Versa Companies, a privately held company.

Additional Information About the Board and Its Committees

     Our board of directors manages our business and affairs. Our board met or took action in writing five times during the fiscal year ended December 31, 2002. Our board established and maintains an Audit Committee and a Compensation Committee.

     The function of the Audit Committee is to review our financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding our financial controls, and confer with our outside auditors. The Audit Committee met four times during the fiscal year ended December 31, 2002. Mr. Glarner, Mr. Greenshields and Mr. Boehm are the current members of the Audit Committee.

     The responsibilities of the Compensation Committee include approving the compensation for those officers who are also directors of Aetrium and setting the terms of and grants of awards under our 1993 and 2003 Stock Incentive Plans. The Compensation Committee met or took action in writing three times during the fiscal year ended December 31, 2002. Mr. Glarner, Mr. Greenshields and Mr. Boehm are the current members of the Compensation Committee.

     All of our directors attended 75% or more of the aggregate meetings of our board and all such committees on which they served during the fiscal year ended December 31, 2002.

Compensation of Directors

     Directors’ Fees. Our directors receive no cash compensation for their services as members of our board, although their out-of-pocket expenses incurred on our behalf are reimbursed.

     Option Grants. All of our directors are eligible for grants of options under our 1993 and 2003 Stock Incentive Plans. As disclosed in the Executive Compensation and Other Benefits section below, in May 2002 and pursuant to the 1993 Plan, we granted to Mr. Levesque and Mr. Hemer five-year options to purchase 30,000 shares of our common stock each. Each option has an exercise price of $2.05 per share, the fair market value of our common stock on the date of grant. Also in May 2002, we granted to Mr. Glarner, Mr. Greenshields and Mr. Boehm, as non-employee directors, five-year options to purchase 15,000 shares of common stock each. The exercise price of each of their options is $2.05 per share, the fair market value of the common stock on the date of the grant. Of the options granted to Mr. Levesque and Mr. Hemer, options to purchase 15,000 shares of common stock each vested fully at the time of grant. The remaining options granted to Mr. Levesque and Mr. Hemer, and the options granted to Mr. Glarner, Mr. Greenshields and Mr. Boehm, vest over four years. Although our board is not obligated to do so, it currently anticipates that it will grant non-statutory stock options to purchase 30,000 shares of common stock to non-employee directors upon their initial election to our board at an exercise price equal to the fair market value of the common stock on the date of grant.

PROPOSAL TO APPROVE THE
AETRIUM INCORPORATED 2003 STOCK INCENTIVE PLAN

Introduction

     On February 19, 2003, our board adopted the Aetrium Incorporated 2003 Stock Incentive Plan, or the 2003 Plan, to replace our 1993 Stock Incentive Plan, which expires in June 2003. The 2003 Plan provides for awards to eligible recipients of (i) Incentive Options, which are options to purchase Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, referred to herein as the Code; (ii) Non-Statutory Options, which are options to purchase Common Stock that do not qualify as Incentive Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards, which are awards of shares of Common Stock that are subject to certain forfeiture and transferability restrictions; (v) Performance Units, which are awards of Common Stock subject to certain conditions; and (vi) Stock Bonuses. Options includes Incentive Options and Non-Statutory Options. Incentive Awards means Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units and Stock Bonuses.

     The purpose of the 2003 Plan is to support the maximization of long-term value creation for us and our shareholders by enabling us and our subsidiaries to attract and retain persons of ability to perform services for us and our subsidiaries by providing an incentive to such individuals through equity participation in Aetrium and by rewarding such individuals who contribute to the achievement of our economic objectives. The major features of the 2003 Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which may be obtained from us by contacting us at the address shown on the first page of this Proxy Statement.

Summary of the 2003 Plan

     General. All employees (including, without limitation, officers and directors who are also employees), and non-employee directors, consultants and independent contractors (other than consultants and independent contractors providing financial services) of Aetrium or any subsidiary of Aetrium, who, in the judgment of the Committee (as hereinafter defined), have contributed, are contributing or are expected to contribute to the creation of value for us and our shareholders will be eligible to participate in the 2003 Plan. However, under the Code, Incentive Options may not be granted to non-employees.

     The maximum number of shares of Common Stock for which Options may be granted under the 2003 Plan on any date, in the aggregate, is equal to twenty percent (20%) of the aggregate number of shares of Common Stock then outstanding less the total number of shares of Common Stock issuable upon the exercise or conversion of any of our securities then outstanding to individuals eligible as participants in the 2003 Plan (whether granted under the 2003 Plan or otherwise). In addition, no more than 1,050,000 shares of Common Stock may be cumulatively issued under the 2003 Plan pursuant to the exercise of Incentive Options, and no more than 250,000 shares of Common Stock may be granted as Restricted Stock Awards or Stock Bonuses or pursuant to Performance Units. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in our corporate structure or shares, the 2003 Plan provides that appropriate adjustment will be made as to the number and kind of securities available for issuance under the 2003 Plan and, in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding Incentive Awards.

     Notwithstanding any other provisions of the 2003 Plan to the contrary, no participant in the 2003 Plan may be granted any Options, Stock Appreciation Rights or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 200,000 shares of Common Stock in the aggregate during any fiscal year (subject to adjustment, as set forth above); provided, however, that a participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant or who receives a promotion that results in an increase in responsibilities or duties may be granted, in the same fiscal year, Options relating up to 400,000 shares of Common Stock (subject to adjustment as described above).

     Administration. The 2003 Plan will be administered by our board or by a committee of the board. Any such committee will consist solely of two or more members of our board who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if the board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Our board or such a committee, if established, are referred to herein as the “Committee.” Subject to the terms of the 2003 Plan, the Committee has the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable, including the eligible recipients who will be granted one or more Incentive Awards under the 2003 Plan, the nature and extent of the Incentive Awards to be made to each participant, the time or times when Incentive Awards will be granted, the duration of each Incentive Award, and the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee has the authority to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

     Unless terminated earlier, the 2003 Plan will terminate at midnight on February 28, 2013. Incentive Awards outstanding at the time the 2003 Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. Our board may suspend or terminate the 2003 Plan or any portion thereof at any time. Our board may also amend the 2003 Plan from time to time in such respects as the board may deem advisable in order that Incentive Awards under the 2003 Plan will conform to any change in applicable laws or regulations or in any other respect that the board may deem to be in our best interests; provided, however, that no amendments to the 2003 Plan will be effective without the approval of our shareholders if such approval is then required pursuant to Section 422 of the Code or the rules of any stock exchange, The Nasdaq Stock Market or similar regulatory body. No termination, suspension or amendment of the 2003 Plan may adversely affect any outstanding Incentive Award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control” as provided in the 2003 Plan. No right or interest in any Incentive Award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

     Options. The exercise price for a Non-Statutory Option must be not less than 85% of the Fair Market Value of the Common Stock on the day preceding the date the Non-Statutory Option is granted. An Incentive Option must be granted with an exercise price equal to the Fair Market Value of the Common Stock on the day preceding the date the Incentive Option is granted, except that an Incentive Option granted to a person owning stock representing more than 10% of the total combined voting power of all classes of stock of Aetrium or any subsidiary may not be granted at less than 110% of the Fair Market Value on the day preceding the date of grant. “Fair Market Value” under the 2003 Plan means the average of the reported high and low sale prices of the Common Stock on the Nasdaq National Market as of a specified date.

     Payment of an Option exercise price may be made either in cash or by transfer of shares of Common Stock (either previously owned by the participant or to be acquired upon Option exercise), by delivery of a broker exercise notice (pursuant to which the broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to Aetrium), delivery of a promissory note or by a combination of such methods, subject to the right of the Committee to reject a participant’s election to pay all of any part of the Option exercise price by any method other than cash.

     The aggregate fair market value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) become exercisable for the first time during any calendar year by any participant (and under all “incentive stock option” plans of Aetrium or any subsidiary) may not exceed $100,000. Any Incentive Options in excess of these amounts will be treated as Non-Statutory Options.

     Options will become exercisable at such times and in such installments as may be determined by the Committee in its direction at the time of Option grant.

     Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment from Aetrium in the form of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares. The exercise price of a Stock Appreciation Right will be determined by the Committee, but may not be less than the Fair Market Value of the Common Stock on the day preceding the date of grant. Stock Appreciation Rights will become exercisable at such times and in such installments as may be determined by the Committee, except that Stock Appreciation Rights may not be exercisable after 10 years from their date of grant.

     Restricted Stock Awards. A Restricted Stock Award granted under the 2003 Plan is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the participant remains in the continuous employ or service of Aetrium or a subsidiary for a certain period or that the participant or Aetrium (or any subsidiary, division or other subunit of Aetrium) satisfies certain performance goals or criteria.

     Performance Units. A Performance Unit is a right to receive cash, Common Stock, or a combination of both, upon the achievement of established performance goals. A Performance Unit will vest at such times and in such installments as may be determined by the Committee. The Committee may impose such restrictions or conditions to the vesting of Performance Units as its deems appropriate, including that the participant remain in the continuous employ or service of Aetrium or a subsidiary for a certain period or that the participant, Aetrium or a subsidiary satisfy certain performance goals or criteria.

     Stock Bonuses. A Stock Bonus is an award of Common Stock that is not subject to risk of forfeiture. A Stock Bonus may be awarded on such terms and conditions as the Committee may specify (including, but not limited to, continued employment), and may be granted without any restrictions on the underlying Common Stock, or with restrictions on transferability on the underlying Common Stock.

     Change in Control of Aetrium. In the event a “Change in Control” (as defined in the 2003 Plan) occurs, then, if approved by the Committee, all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all Restricted Stock Awards will become immediately fully vested and non-forfeitable; and all Performance Units and Stock Bonuses will vest and/or continue to vest in the manner provided in the applicable award agreement. In addition, the Committee in its sole discretion may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of the Options.

     Effect of Termination of Employment or Other Service. If a participant ceases to be employed by Aetrium and all subsidiaries (“Termination of Employment”), all Incentive Awards held by the participant will terminate as set forth below unless modified by the Committee in its discretion, and subject to the Change in Control provisions.

     Upon Termination of Employment due to death or disability, all outstanding Options and Stock Appreciation Rights then held by the participant to the extent then exercisable will remain exercisable for a period of one year thereafter (but in no event after the expiration date of the Option or Stock Appreciation Right). Upon Termination of Employment for any reason other than death or disability (including retirement), all outstanding Options and Stock Appreciation Rights then held by the participant to the extent then exercisable will remain exercisable for a period of three months thereafter (but in no event after the expiration date of any such Option or Stock Appreciation Right); provided, however, that if termination is for “cause” (as defined in the 2003 Plan), all rights of the participant under the 2003 Plan and any award agreements will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the participant will thereafter be exercisable. Upon Termination of Employment for any reason, all outstanding Restricted Stock Awards that have not vested as of such termination will be terminated and forfeited, and all Performance Units and Stock Bonuses held by the participant will vest and/or continue to vest in the manner provided in the applicable award agreement.

     Restriction on Repricing. The 2003 Plan does not allow the Committee to take any of the following actions without the approval of our shareholders:

•	amending or modifying the terms of the Option to lower the exercise price;

•	cancelling an “underwater” Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or

•	repurchasing “underwater” Options and granting new Incentive Awards under the 2003 Plan.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Incentive Award.

     Incentive Options. There will not be any federal income tax consequences to either the participant or Aetrium as a result of the grant to an employee of an Incentive Option under the 2003 Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to Aetrium or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

     If the participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. Aetrium is not entitled to any compensation expense deduction under these circumstances.

     If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. Aetrium will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Non-Statutory Options. Neither the participant nor Aetrium incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

     At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise.

     In general, Aetrium will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

     Stock Appreciation Rights. A participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of the grant. Upon the exercise of a Stock Appreciation Right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, Aetrium will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

     Restricted Stock Awards. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). Aetrium will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

     A participant who does not make a Section 83(b) election within 30 days of the transfer of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares.

Aetrium will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

     Performance Units. A participant who receives a Performance Unit will not recognize any taxable income at the time of the grant. Upon settlement of the Performance Unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, Aetrium will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

     Stock Bonuses. With respect to shares issued pursuant to a Stock Bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. Aetrium will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Stock Bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

     Excise Tax on Parachute Payments. The Code also imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Code, and denies tax deductibility to Aetrium on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of Aetrium, or in the ownership of a substantial portion of our assets. For example, acceleration of the exercisability of Options or the vesting of Restricted Stock Awards upon a change in control of Aetrium may constitute parachute payments, and in certain cases, “excess parachute payments.”

Awards Under the 2003 Plan

     As of the date of this Proxy Statement, the Committee has not approved any awards under the 2003 Plan. Neither the number nor types of future 2003 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

Equity Compensation Plan Information

     The following table summarizes our equity compensation plan information as of December 31, 2002:

Number of Securities
Remaining Available for Future
	Number of Securities to		Issuance Under Equity
	be Issued upon Exercise	Weighted Average Exercise	Compensation Plans (Excluding
	of Outstanding Options,	Price of Outstanding Options,	Securities Reflected in the First
Plan Category	Warrants and Rights (1)	Warrants and Rights	Column) (2)

Equity compensation plans approved by shareholders	1,498,746	$3.80	159,737
Equity compensation plans not approved by shareholders	—	—	—

Total	1,498,746	$3.80	159,737

(1)	Excludes shares to be acquired under our 1993 Employee Stock Purchase Plan upon expiration of the Offering Period that was open as of December 31, 2002.

(2)	Excludes shares that may be issuable under our 2003 Plan, which was not adopted by our board until February 19, 2003.

Board of Directors’ Recommendation

     Our board recommends that the shareholders vote FOR approval of the 2003 Plan. The affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval. Unless a contrary choice is specified, proxies solicited by our board will be voted FOR approval of the 2003 Plan. Incentive Awards will not be granted under the 2003 Plan if the 2003 Plan is not approved by the shareholders.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information regarding the beneficial ownership of our common stock as of March 1, 2003, unless otherwise noted, by (a) each shareholder who we know owns beneficially more than 5% of our outstanding common stock, (b) each of our directors, nominees and executive officers named in the “Summary Compensation Table” below, and (c) all of our executive officers and directors as a group. The address for all our executive officers and directors is 2350 Helen Street, North St. Paul, Minnesota 55109.

	Shares of Common Stock Beneficially Owned (1)

Name of Beneficial Owner	Amount		Percent of Class (2)

Joseph C. Levesque	235,679	(3)	2.5%
Douglas L. Hemer	124,426	(4)	1.3%
Keith E. Williams	276,498	(5)	2.9%
Daniel M. Koch	112,801	(6)	1.2%
Paul H. Askegaard	62,435	(7)	*
Darnell L. Boehm	35,000	(8)	*
Terrence W. Glarner	62,830	(9)	*
Andrew J. Greenshields	50,000	(10)	*
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	553,950	(11)	5.8%
Executive officers and directors as a group (9 persons)	1,037,599	(12)	10.2%

*	Less than 1%.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of March 1, 2003 are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)	Based on 9,477,044 shares of common stock outstanding as of March 1, 2003.

(3)	Includes options to purchase 132,501 shares of common stock exercisable within 60 days.

(4)	Includes options to purchase 102,813 shares of common stock exercisable within 60 days.

(5)	Includes options to purchase 170,208 shares of common stock exercisable within 60 days.

(6)	Includes options to purchase 78,854 shares of common stock exercisable within 60 days.

(7)	Includes options to purchase 46,459 shares of common stock exercisable within 60 days.

(8)	Includes options to purchase 30,000 shares of common stock exercisable within 60 days.

(9)	Includes options to purchase 45,000 shares of common stock exercisable within 60 days.

(10)	Includes options to purchase 45,000 shares of common stock exercisable within 60 days.

(11)	Based solely on a Schedule 13G dated February 3, 2003, includes 553,950 shares of common stock held of record by Dimensional Fund Advisors Inc., for which Dimensional has sole dispositive and voting power. All 553,950 shares are owned by advisory clients of Dimensional, and Dimensional does not know of any one advisory client that owns more than 5% of our outstanding common stock. Dimensional disclaims beneficial ownership of all 553,950 shares of our common stock.

(12)	Includes options to purchase 728,627 shares of common stock exercisable within 60 days.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer, and our four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2002. The executive officers named in the chart below are referred to in this Proxy Statement as our “named executive officers.”

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities
Name and				Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)(1)	Options(#)	Compensation($)(2)

Joseph C. Levesque	2002	$180,000	$0	30,000	$0
President and Chief	2001	212,308	0	75,000	875
Executive Officer	2000	195,450	29,400	35,000	3,028
Douglas L. Hemer	2002	$140,000	$0	30,000	$0
Chief Administrative	2001	158,846	0	25,000	919
Officer and Secretary	2000	154,953	20,050	50,000	2,823
Daniel M. Koch	2002	$131,750	$0	20,000	$0
Vice President—	2001	144,269	0	20,000	836
Worldwide Sales	2000	137,115	24,653	40,000	2,775
Keith E. Williams	2002	$127,500	$0	60,000	$0
President—	2001	140,481	0	15,000	1,144
Dallas Operations	2000	126,898	19,277	70,000	2,444
Paul H. Askegaard	2002	$102,000	$0	24,000	$0
Treasurer	2001	111,692	0	20,000	689
	2000	107,308	16,185	0	2,135

(1)	Cash bonuses for services rendered have been included as compensation for the year earned, even though a portion of such bonuses were actually paid in the following year. Such bonuses were payable pursuant to each executive’s individual bonus arrangement, which is based upon the achievement of certain individual and corporate goals.

(2)	Represents amounts of matching contributions we made to the named executive officers’ respective 401(k) accounts.

Option Grants and Change of Control Arrangements

     The following table summarizes option grants we made to our named executive officers during fiscal year 2002 and the potential realizable value of such options.

Option Grants in Fiscal Year 2002

					Potential Realizable Value
	Number of				at Assumed Annual Rates of
	Securities	% of Total			Stock Price Appreciation
	Underlying	Options Granted	Exercise or		for Option Term (2)
	Options	to Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year 2002	($/Share)	Date	5% ($)	10% ($)

Joseph C. Levesque	15,000	2.8%	$2.05	05/02/07	$8,496	$18,773
Joseph C. Levesque	15,000	2.8%	$2.05	05/02/07	$8,496	$18,773
Douglas L. Hemer	15,000	2.8%	$2.05	05/02/07	$8,496	$18,773
Douglas L. Hemer	15,000	2.8%	$2.05	05/02/07	$8,496	$18,773
Daniel M. Koch	10,000	1.8%	$2.05	05/02/07	$5,664	$12,515
Daniel M. Koch	10,000	1.8%	$2.05	05/02/07	$5,664	$12,515
Keith E. Williams	30,000	5.5%	$2.05	05/02/07	$16,991	$37,546
Keith E. Williams	30,000	5.5%	$2.05	05/02/07	$16,991	$37,546
Paul H. Askegaard	12,000	2.2%	$2.05	05/02/07	$6,797	$15,019
Paul H. Askegaard	12,000	2.2%	$2.05	05/02/07	$6,797	$15,019

(1)	The above options were granted under our 1993 Stock Incentive Plan. One-half of the options granted to each named executive officer vested fully at the time of grant. The other half of the options granted to the named executive officers vest in 1/48th increments each month beginning the month after the date of grant. The payment of an option exercise price may be made either in cash or, subject to the discretion of the Compensation Committee, in shares of our common stock. Our 1993 Plan provides that, in the event we experience a “change in control,” then, if approved by the Compensation Committee, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the company or any of our subsidiaries. For purposes of the 1993 Plan, a “change in control” will be deemed to have occurred upon:

•	a sale or other transfer of substantially all of our assets to an entity we do not control;

•	a merger or consolidation to which we are a party if, after such merger or consolidation, our shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation’s outstanding voting securities;

•	any person becoming the beneficial owner of 40% or more of the combined voting power of our outstanding securities; or

•	a change in the composition of our board such that the individuals constituting the board on the effective date of the 1993 Plan cease for any reason to constitute at least a majority of our board (with exceptions for individuals who are nominated or otherwise approved by the current board).

(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of our common stock, overall market conditions and the executive’s continued involvement with us. The amounts represented in this table will not necessarily be achieved.

Option Exercises

     None of our named executive officers exercised any options during fiscal year 2002. The following table summarizes the number and value of options held by our named executive officers as of December 31, 2002.

Aggregated Option Exercises in Fiscal Year 2002
and 2002 Year-End Option Values

	Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options at		In-The-Money Options
	December 31, 2002(#)		at December 31, 2002($)(1)(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph C. Levesque	128,333	26,667	—	—
Douglas L. Hemer	97,396	32,604	—	—
Daniel M. Koch	71,979	35,521	—	—
Keith E. Williams	158,958	66,042	—	—
Paul H. Askegaard	44,953	14,047	—	—

(1)	Based on the December 31, 2002 closing price of our common stock of $0.77.

(2)	The “Value of Unexercised Options” amounts are calculated based on the excess, if any, of the market value of our common stock at the end of our last completed fiscal year over the exercise price. As of December 31, 2002, none of our named executive officers held options that had an exercise price lower than the market value of our common stock on that date. The exercise price of options may be paid in cash or, in the discretion of the Compensation Committee, in shares of our common stock valued at fair market value on the day prior to the date of exercise. In addition, at the discretion of the Compensation Committee, the exercise price of options granted may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

Employment and Severance Agreements

     Effective as of April 1, 1986, we entered into an employment agreement with Joseph C. Levesque to serve as our President and Chief Executive Officer. This employment agreement provides that we will review Mr. Levesque’s performance and compensation package on an annual basis and make such adjustments to his compensation package as we deem appropriate. The employment agreement provides that Mr. Levesque may voluntarily terminate his employment with three months’ written notice to us. The employment agreement also provides that if Mr. Levesque’s employment is involuntarily terminated (including by reason of death or disability, but excluding for cause), we will pay Mr. Levesque six months’ salary as severance pay. Any severance pay provided to Mr. Levesque pursuant to the terms of this employment agreement will be made according to our standard payroll practices and policies.

Compensation Committee Interlocks and Insider Participation

     Terrence W. Glarner, Andrew J. Greenshields and Darnell L. Boehm, each of whom is a member of our board of directors, served as members of the board’s Compensation Committee during fiscal year 2002. Mr. Boehm served as our Chief Financial Officer and Secretary from 1986 until May 2000. No executive officer of ours serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board or Compensation Committee.

Compensation Committee Report on Executive Compensation

     The Compensation Committee consists of three non-employee directors. The Compensation Committee meets at least once per year and met or took written action three times during fiscal year 2002. The Compensation Committee approves the compensation for our executive officers who also serve as directors of Aetrium, and acts on such other matters relating to their compensation as it deems appropriate. During fiscal year 2002, Mr. Levesque, our Chairman of the Board, President and Chief Executive Officer, and Mr. Hemer, our Chief Administrative Officer and Secretary, were the only executive officers who were also directors of the company. Mr. Levesque, as our President and Chief Executive Officer, establishes the compensation of all of our executive officers who are not also directors of Aetrium. With respect to all eligible recipients except members of the Compensation Committee, the Compensation Committee also administers our 1993 and 2003 Stock Incentive Plans and determines the participants in the Plans and the amount, timing and other terms and conditions of awards under the Plans. The board as a whole exercises these responsibilities with respect to members of the Compensation Committee as eligible recipients.

     Compensation Philosophy and Objectives. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with corporate performance and the performance of the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of our executive compensation program are to:

•	reward the achievement of desired corporate and individual performance goals;

•	provide compensation that enables us to attract and retain key executives; and

•	provide compensation opportunities that are linked to our performance and that directly link the interests of executives with the interests of our shareholders.

     Our executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including corporate performance, both separately and in relation to other companies competing in our markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, our historical compensation levels and stock awards, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term corporate and individual performance.

     Executive Compensation Program Components. Our executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of our compensation program are discussed more fully below.

     Base Salary. Base salary levels of executives, including our Chief Executive Officer, are determined by the potential impact of the individual on the company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. Base salaries for executives are generally evaluated and adjusted annually. The Compensation Committee or Mr. Levesque, as appropriate, has the discretionary authority to adjust such base level salaries based on our actual and projected performance, including factors related to revenue and profitability. Consistent with our philosophy of keeping executive salaries at reduced levels during periods of operating losses, effective July 2001 we reduced the base salaries of our executive officers by 15 to 25% due to declining revenue levels and operating losses at the company and generally across our industry. In considering the performance of Aetrium in fiscal year 2002 in relation to the performance of companies in our industry generally, we feel that the current compensation levels of our Chief Executive Officer and other executive officers are appropriate.

     Bonuses. We may also pay bonuses to executive officers, including our Chief Executive Officer, as part of our executive compensation program. In fiscal year 2000, our executive compensation program provided that executives could earn quarterly bonuses for meeting individual performance goals with a maximum potential bonus of 15% of base salary compensation during the year for each executive, including our Chief Executive Officer. In addition, the program provided for potential profit sharing bonuses to executives on a quarterly basis if we achieved specified profitability levels. In fiscal years 2001 and 2002, as a result of declining revenue levels and operating losses at the company and generally across our industry, we paid no bonuses to our executive officers.

     Long-Term Incentive Compensation. We use stock options to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of our shareholders. The number of stock options we granted to executives, including our Chief Executive Officer, is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options we have previously granted and individual and corporate performance during the year. For further detail regarding the options granted to our named executive officers, reference the section regarding “Option Grants” contained in this Proxy Statement.

     Section 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe we will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Compensation Committee

Terrence W. Glarner Andrew J. Greenshields Darnell L. Boehm

Audit Committee Report

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

     The current members of the Audit Committee are Mr. Glarner, Mr. Greenshields and Mr. Boehm. Mr. Glarner and Mr. Greenshields are independent as defined under the Nasdaq listing standards. Mr. Boehm is not independent as defined under such listing standards because we employed him until May 2000. Our board determined that it was in the best interests of our shareholders to have Mr. Boehm serve on the Audit Committee because of Mr. Boehm’s financial expertise, as well as to meet the Nasdaq requirement of a minimum Audit Committee membership of three directors. We have no directors who are independent as defined under the Nasdaq listing standards other than Mr. Glarner and Mr. Greenshields. Our board has not yet identified an appropriate candidate who could serve as a third independent director.

     The Audit Committee operates under a written charter adopted by our board. The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist our board in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor our financial reporting process and internal control system;

•	review and appraise the audit efforts of our independent accountants and internal audit personnel;

•	evaluate our quarterly financial performance as well as its compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies and business practices; and

•	provide an open avenue of communication among the independent accountants, financial and senior management, counsel, internal audit personnel and our board.

Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2002

     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee determined that the income tax preparation and consulting services provided by PricewaterhouseCoopers LLP to us during fiscal year 2002 were compatible with maintaining the independence of that firm.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Audit Committee

Terrence W. Glarner Andrew J. Greenshields Darnell L. Boehm

Audit Fees and Non-Audit Fees

     The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for 2002, and fees billed for all other services rendered by PricewaterhouseCoopers. Other than as set forth below, no other professional services were rendered or fees billed by PricewaterhouseCoopers during fiscal year 2002.

Services Rendered	Amount of Fees Billed

Audit Fees (1)	$71,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)	$40,000

(1)	These fees include the audit of our annual financial statements for fiscal year 2002 and the review of our financial statements included in our Quarterly Reports on Form 10-Q for fiscal year 2002.

(2)	These fees consisted of fees billed for income tax preparation, registration of shares of our common stock with the SEC on Form S-3, and consulting services.

Stock Performance Graph

     In accordance with the rules of the SEC, the following performance graph compares for the five-year period ending on December 31, 2002, the yearly cumulative total shareholder return on our common stock on the Nasdaq National Market with the yearly cumulative total return over the same period with the Nasdaq Stock Market (U.S. Companies) Index and a Media General Industry Group 834 Index for semiconductor equipment. Media General Financial Services prepared the data points and the performance graph. The comparison assumes a $100 investment in our common stock, the Nasdaq Stock Market (U.S. Companies) Index and the Media 834 Index on December 31, 1997, with reinvestment of all dividends.

DOLLARS
350
300
250
200
150
100
50
0
1997
1998
1999
2000
2001
2002
AETRIUM INCORPORATED
MG GROUP INDEX
NASDAQ U.S.

ASSUMES $100 INVESTED ON DEC. 31, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Aetrium Incorporated	$100.00	$61.11	$36.63	$15.28	$8.06	$4.28
Media 834 Index	100.00	112.41	308.47	189.45	207.41	124.08
Nasdaq Market Index	100.00	152.06	274.99	174.11	134.39	94.03

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We purchase machined parts from two partnerships controlled by WEB Technology Inc., also referred to as WEB. One of the partnerships, which is owned 77% by WEB, supplied us with approximately $86,000 of machined parts in fiscal year 2002. The other partnership, which is owned 76.9 % by WEB, and 2.6 % by Keith E. Williams, President of our Dallas operation, supplied us with approximately $111,000 of machined parts in fiscal year 2002. In addition to Mr. William’s direct ownership in the second partnership, Mr. Williams owns an 11.8 % interest in WEB.

     In November 2001, we purchased 426,410 shares of our common stock from a shareholder group that included Keith E. Williams, seven other employees of our Dallas operation, and three of Mr. Williams’ adult children. Prior to the sale, the shareholder group had advised us that they intended to sell the shares in order to recognize a tax loss on the shares to offset a tax gain they were recognizing on the sale of another business. The members of the shareholder group were all shareholders of WEB in April 1998 when we acquired WEB’s handler equipment business. They acquired their shares of our common stock as a part of the purchase price we paid WEB.

     We believed the sale of this quantity of shares in the public market over a short period of time might distort the public trading price of our common stock. We entered into this transaction to avoid any such distortion because we believed any such distortion would not be in the best interests of our shareholders. As a part of the transaction we required the shareholder group to grant to us a put option to sell to the shareholder group the same number of shares of our common stock as we purchased from them at the same purchase price. We required the put option because we believed it would not be in our best interests to use our cash reserves for a permanent reduction in our outstanding shares unless adequate indications of an accelerated recovery of our industry became evident to support such an action. We understand that the put option was acceptable to the shareholder group because they intended to reacquire a position in our common stock in any event after meeting the conditions of Section 1091(a) of the Internal Revenue Code of 1986, as amended. Section 1091(a) provides in part that no deduction for loss on the sale of stock is allowed if the taxpayer acquires substantially identical stock within 30 days of the sale.

     We purchased the shares for $1.275 per share, which was the mean between the high and low sale prices of our common stock on the second preceding trading day from the sale date as reported by the Nasdaq National Market. The put option was exercisable at any time between December 31, 2001 and January 31, 2002. After our board determined that there were no indications of an accelerated industry recovery that would support the use of our cash reserves for a permanent reduction in our outstanding shares, we exercised the put option on December 31, 2001. Under the terms of the put option, we were required to file a registration statement covering the shares sold to the shareholder group with the SEC and maintain the effectiveness of the registration until December 31, 2002, which we did. Of the shares sold by the shareholder group and of the shares purchased by the shareholder group pursuant to exercise of the put option, 106,290 were sold and purchased by Mr. Williams, 123,390 were sold and purchased by his adult children, and 72,890 were sold and purchased by other employees of our Dallas operation.

     We believe that the above transactions between us and our officers and affiliates have been on terms no less favorable than we could have obtained from unaffiliated third parties. Any future transactions with officers, directors or 5% beneficial shareholders of our common stock will be on terms no less favorable than we could obtain from unaffiliated third parties.

SELECTION OF INDEPENDENT ACCOUNTANTS

     We have selected PricewaterhouseCoopers LLP as our independent accountants for fiscal year 2003. We do not intend to request that the shareholders approve this selection. We have requested and expect, however, one or more representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to us and written representations, we believe that for the year ended December 31, 2002, none of our directors, executive officers or beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Shareholder proposals intended to be presented in our proxy materials relating to our next Annual Meeting of Shareholders must be received by us at our principal executive offices on or before December 9, 2003, and must satisfy the requirements of the proxy rules promulgated by the SEC.

     A shareholder who wishes to make a proposal at our next Annual Meeting without including the proposal in our proxy materials must notify us by February 23, 2004. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxy card solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

     We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

     WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, TO EACH PERSON WHO WAS A SHAREHOLDER OF AETRIUM AS OF MARCH 31, 2003, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

By Order of the Board of Directors

Joseph C. Levesque Chairman of the Board, President and Chief Executive Officer

April 9, 2003
North St. Paul, Minnesota

APPENDIX A

AETRIUM INCORPORATED
2003 STOCK INCENTIVE PLAN

1.     Purpose of Plan.

     The purpose of the Aetrium Incorporated Stock Incentive Plan (the “Plan”) is to advance the interests of Aetrium Incorporated (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.     Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 “Board” means the Board of Directors of the Company.

     2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.3 “Change in Control” means an event described in Section 13.1 of the Plan.

     2.4 “Code” means the Internal Revenue Code of 1986, as amended.

     2.5 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 “Common Stock” means the common stock of the Company, $.001 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

     2.7 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.8 “Eligible Recipients” means all employees of the Company or any Subsidiary, any non-employee directors, and individual consultants and independent contractors of the Company or any Subsidiary, other than consultants or independent contractors providing financial services.

     2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.10 “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or SmallCap Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

     2.11 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

     2.12 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

     2.13 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.14 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.15 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

     2.16 “Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals.

     2.17 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

     2.18 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

     2.19 “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

     2.20 “Securities Act” means the Securities Act of 1933, as amended.

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     2.21 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

     2.22 “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

     2.23 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.24 “Tax Date” means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3.     Plan Administration.

     3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established; provided, however, that with respect to the grant of any Incentive Award to a Participant who is then a Committee Member, and to any action that may be taken hereunder by the Committee regarding any such Incentive Award for so long as such Participant is a Committee Member, such action may be taken only by the Board. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

     3.2 Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan,

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including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the

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Incentive Stock Plan

underwater Option and granting either (A) replacement Options having a lower exercise price; or (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d) and Section 10.4, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4.     Shares Available for Issuance.

     4.1 Maximum Number of Shares Available The maximum number of shares of Common Stock for which Options may be granted on any date in the aggregate is equal to twenty percent (20%) of the aggregate number of shares of Common Stock outstanding on such date less the aggregate number of shares of Common Stock then issuable (as if all vesting and other conditions to issuance were then met) either (a) upon conversion of convertible securities of the Company outstanding to Eligible Recipients on such date, or (b) upon exercise of Options and other rights to purchase Common Stock outstanding to Eligible Recipients on such date (exclusive of Options to be granted on such date); provided, that without limiting the foregoing but subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance upon exercise of Incentive Stock Options is 1,050,000, and no more than 250,000 shares of Common Stock may be granted as Restricted Stock Awards or Stock Bonuses or pursuant to Performance Units under the Plan. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options or Stock Appreciation Rights or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant relating to more than 200,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options or Stock Appreciation Rights or other Incentive Awards relating to up to 400,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan)..

     4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

     4.3 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be

5

conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5.     Participation.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.     Options.

     6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the day preceding the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the day preceding the date of grant with respect to a Non-Statutory Stock Option.

     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

     6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, (a) that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on

6

terms acceptable to the Committee in its sole discretion) or by a combination of such methods; and (b) that if such payments are made by tender of a Broker Exercise Notice or Previously Acquired Shares, or by a combination of such methods, the Fair Market Value on the day preceding the date of exercise will be used for the purpose of valuing the tendered shares of Common Stock.

     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in North St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

     6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the day preceding the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.     Stock Appreciation Rights.

     7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

     7.2 Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the day preceding the date of grant.

     7.3 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

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8.     Restricted Stock Awards.

     8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

     8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

     8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.     Performance Units.

     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

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10.     Stock Bonuses.

     An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11.     Effect of Termination of Employment or Other Service.

     11.1 Termination Due to Death or Disability. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

     11.2 Termination for Reasons Other than Death or Disability.

(a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death or Disability (including Retirement), or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause,” all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination

9

(but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b) For purposes of this Section 11.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

     11.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive Award may become or remain exercisable or continue to vest beyond its expiration date.

     11.4 Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

     11.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12.     Payment of Withholding Taxes.

     12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

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     12.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods; provided that if such payments are made by tender of a Broker Exercise Notice or Previously Acquired Shares, or by a combination of such methods, the Fair Market Value on the day preceding the date of exercise will be used for the purpose of valuing the tendered shares of Common Stock.

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13.     Change in Control.

     13.1 Change in Control. For purposes of this Section 13, a “Change in Control” of the Company will mean the following:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 80% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors;

(e) the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

(f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

     13.2 Continuity Directors. For purposes of this Section 13, “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

     13.3 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards and Performance Units will become immediately fully vested and non-forfeitable; and

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(c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

     13.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event there is no such excess, that such Options will be terminated).

     13.5 Limitation on Change in Control Payments. Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 13.3 or 13.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 13.5 will not apply, and any “payments” to a Participant pursuant to Section 13.3 or 13.4 of the Plan will be treated as “payments” arising under such separate agreement.

14.     Rights of Eligible Recipients and Participants; Transferability.

     14.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     14.2 Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive

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Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     14.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.

     14.4 Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

     14.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.     Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.     Plan Amendment, Modification and Termination.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided,

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however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 13 of the Plan.

17.     Effective Date and Duration of the Plan.

     The Plan is effective as of March 1, 2003, the date it was adopted by the Board. The Plan will terminate at midnight on February 28, 2013, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

18.     Miscellaneous.

     18.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     18.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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000000 0000000000 0 0000

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
		Holder Account Number C 1234567890	J N T

	☐	Mark this box with an X if you have made changes to your name or address details above.

     Annual Meeting Proxy Card

     A      Matters To Be Considered

     1.     Election of Directors. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — Joseph C. Levesque	☐	☐

02 — Andrew J. Greenshields	☐	☐

03 — Darnell L. Boehm	☐	☐

04 — Douglas L. Hemer	☐	☐

05 — Terrence W. Glarner	☐	☐

     2.     Proposal to approve the Aetrium Incorporated 2003 Stock Incentive Plan. The Board of Directors recommends a vote FOR approval.

For	Against	Abstain
☐	☐	☐

     3.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     B     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 and FOR approval of the Aetrium Incorporated 2003 Stock Incentive Plan under Proposal 2 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X                      H H H                      P P P P                      001915

Proxy — Aetrium Incorporated

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints JOSEPH C. LEVESQUE and DOUGLAS L. HEMER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Aetrium Incorporated held of record by the undersigned on March 31, 2003, at the Annual Meeting of Shareholders to be held on May 21, 2003, or any adjournment thereof.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope, which requires no postage if mailed in the United States.